Investor Presentation Q3-2020 October 28, 2020 Len Williams, President and Chief Executive Officer Mark Olson, EVP and Chief Financial Officer Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: The duration and impact of the COVID-19 pandemic; Changes in general economic conditions, either nationally or in our market areas; Adequacy of allowance for credit losses and estimation of current expected credit losses; Sufficiency of capital; Impact of changes in overall interest rate environment and other market risks; Fluctuations in demand for loans and other financial services in our market areas; Changes in legislative or regulatory requirements or the results of regulatory examinations; Stability of funding sources and continued availability of borrowings; Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. These risks could cause our actual results in 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance. Confidential Page

About AltabancorpTM Nasdaq: ALTA Over 100+ years operating history Largest community bank in Utah Only public community bank in Utah Vision: to be the best bank for your business Provide highly personalized service to small and medium-sized businesses and to individuals 26 full service branches from Preston, Idaho to St. George, Utah Focus on construction lending with business vertical in homebuilder finance and investor real estate Commercial banking centers focused on C&I lending Total assets $3.2 billion Confidential Page

Market Focus Confidential Page Strategy to expand our footprint throughout the Intermountain Region both acquisitions and organic growth Currently, 26 full service branches in Utah and Idaho

Rebranding of Company Confidential Page Nasdaq: ALTA

Business Model Customers — Small to medium sized regional businesses, and moderate to high net worth individuals; Market Niches — Real estate construction, land acquisition and development, commercial real estate, commercial & industrial, equipment leasing, and residential real estate; Loan Products — Commercial and consumer construction, commercial real estate, commercial & industrial, multifamily, single family, home equity lines, and other consumer loans; Customer Interaction — Community relationships, local decision-making, market specialists, full-service branch locations, and regional advisory boards; and Community Service — Active involvement in communities, service hours, and community donations. Confidential Page

Business Strategy People — Hire and retain the best bankers in our markets; Structure — Larger, more complex commercial relationships managed through business verticals in commercial banking centers, including homebuilder finance and investor commercial real estate. Community-based relationships managed in retail branches, including commercial owner-occupied construction and real estate, multifamily commercial construction and real estate, and single family residential construction and real estate; Operating Platform: Ensure front-facing staff continues to provide high-touch service, while automating back-office activities for efficiencies and an improved client experience; Develop an operating model that is scalable as the Company focuses on mergers and acquisitions; and Utilize technology to improve efficiencies, improve client service, and lower overall operating costs. Confidential Page

Business Strategy—continued Continue Strong Organic Growth: Grow market share in both commercial and single family residential construction lending; Accelerate growth in homebuilder finance and investor commercial real estate through business verticals; Diversify portfolio by expanding C&I business (complex relationships in commercial banking centers and community-based relationships in branch locations; and Increase fee income through focus on mortgage banking, treasury management services, and credit card offerings. Actively Pursue Acquisition Opportunities: Transactions that are within the Intermountain Region; Tangible book value dilution earned back in less than three years; and Earning accretion within one year. Confidential Page

Deposit Market Share in Utah Confidential Page

Deposit Market Share in Utah Counties Confidential Page

Deposit Market Share in Utah Counties Confidential Page

COVID-19 Operational Response and Preparedness Page

Operational Response and Preparedness Utah has developed a COVID-19 Transmission Index (High, Moderate, or Low). Our COVID-19 response plan follows Utah’s Transmission Index. All counties, where the Bank operates, are presently rated Moderate or High, resulting in all of our branch lobbies available by appointment only, while our drive-up windows remain open. Confidential Page Approximately 60% of our workforce remains working from home and will continue until the Transmission Index is changed to Low. We continue to offer employee assistance programs for those associates, who may need emotional support associated with the pandemic. To ensure the safety of our associates and clients, we require masks to be worn in all branch locations and in our back office locations, when employees are unable to socially distance themselves from other associates.

Board and Management Oversight Board Oversight Confidential Page Management Execution Pandemic Response Team Meets on a bi-weekly basis Chair, President and CEO Chief Financial Officer Enterprise Risk Officer Chief People Officer Chief Banking Officer Chief Lending Officer Chief Credit Officer General Counsel Chief Information Officer Chief Technology Officer Director of Operations Director of Marketing Enterprise Risk Oversight Committee Audit and Compliance Committee Audit and Compliance Committee

Relief Programs to Support Clients and Communities Page

SBA Paycheck Protection Program AltabankTM funded $84.5 million in SBA PPP loans for over 300 of its clients. The Bank has been actively engaged with its clients to submit applications to the SBA for loan forgiveness with 19% of our clients already submitting applications to the SBA. The Bank has received loan forgiveness for 5% of its clients, who have submitted an application to the SBA. Confidential Page

Relief Programs—Payment Deferrals AltabankTM offered temporary loan payment relief to 415 businesses(1) and 106 individuals(2) totaling approximately $320 million or 18% of the loan portfolio. To date, 40% of the borrowers have reached the expiration of their deferment period. The Bank has not entered into another loan payment deferment agreement with any borrower, who has entered into a previous loan payment deferment agreement. The Bank requires a full re-underwriting of the credit in order to re-defer a loan. Since these loans were performing loans that were current on their payments prior to the COVID-19 pandemic, these modified loans are not considered to be troubled debt restructurings pursuant to applicable accounting and regulatory guidance. (1)—20 businesses waived their deferment agreement after execution. (2)—2 individuals waived their deferment agreement after execution. Confidential Page

Relief Programs—Payment Deferrals Cont. Confidential Page

Relief Programs—Payment Deferrals Cont. Confidential Page

Economic Trends Page

Unemployment Rate Confidential Page Unemployment Rate 5.1% 7.9% 9.4% Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah’s unemployment rate has consistently been lower than the national average

Unemployment Rate by State Confidential Page Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah has one of the lowest unemployment rate of all states at Q3-20

12-Month % Change in Total Jobs Confidential Page Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah has the second lowest 12-month % change in total jobs of all states at Q3-20.

12-Month % Change in Total Jobs Confidential Page % Change in Jobs -6.4% 1.4% 0.80% Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah’s job change has consistently been higher than the national average

Utah Job Change by Industry Confidential Page % Change in Jobs Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics The construction industry in Utah continues to grow despite the pandemic

Cumulative Case Fatality Rate Confidential Page Source: Kem C. Gardner Policy Institute and CDC Utah has the lowest COVID-19 fatality rate of all states thru Q3-20.

Economic Coincident Indicator Index Confidential Page Source: Kem C. Gardner Policy Institute and Federal Reserve of Philadelphia Utah has the strongest economy of all states as defined by the Economic Coincident Indicator Index

Net In-Migration to Utah Confidential Page Utah continues to experience a net inflow in population

Asset Quality Trends Page

Asset Quality Snapshot Confidential Page 30+ Delinquent Loans / Gross Loans NCOs / Average Loans Allowance for Credit Losses / Loans HFI NPAs / Assets (1) Excluding SBA PPP loans and other government guaranteed amounts

Delinquent Loans Confidential Page Delinquent Loans ($000) Delinquent Loans / Total Loans

Nonperforming Assets Confidential Page Total Nonperforming Assets ($000) Nonperforming Assets / Total Assets

QTD Net Charge-offs / Recoveries Confidential Page Net Charge-offs / Average Loans

Acquisition, Development & Construction Confidential Page Total ADC Loans ($000)

Reduced Loan Concentrations Confidential Page ADC/Total Capital CRE/Total Capital

Financial Performance Page

Company Snapshot—September 2020 Confidential Page

Loan Growth Trend & Composition Confidential Page Loan Portfolio Growth $1,048 $1,120 $1,627 $1,679 CAGR 9% Loan Composition $1,697 $289 $1,681

Deposit Growth Trend & Composition Confidential Page Deposit Portfolio Growth CAGR 16% $1,311 $1,427 $1,815 $2,056 Deposit Composition $1,877 $2,717

Net Income Confidential Page Annual Net Income Core Quarterly Net Income “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 24%

Pre-Tax, Pre-Provision Income Confidential Page Annual PTPP Income Core Quarterly PTPP Income “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 21%

Earnings Per Share Confidential Page Annual EPS Core Quarterly EPS “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 19%

Dividends Per Share Confidential Page Annual Dividend Quarterly Dividend CAGR 17% Board approved quarterly dividend of $0.15 to be paid in Q4-20

Net Interest Margin Confidential Page Yields & NIM COF

Efficiency Ratio Confidential Page Annual Efficiency Ratio Core Quarterly Efficiency Ratio “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Assets Confidential Page Annual ROA Core Quarterly ROA “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Equity Confidential Page Annual ROE Core Quarterly ROE “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Enhanced Secondary Liquidity Sources Confidential Page Cash & Securities ($000) Liquid Assets / Total Assets

Higher Allowance for Credit Losses Confidential Page Allowance for Credit Losses ($000) ACL / Total Loans HFI (%)

Strengthened Capital Position Confidential Page Tier I Capital ($000) Leverage Capital Ratio (1) Decline in the leverage ratio is the result of an increase in total assets of $659MM in Q2-20 & $110MM in Q3-20 (1) (1)

Summary Effective rollout of pandemic business continuity plan with primary focus to protect our associates and provide financial relief to clients; Actively engaged to provide financial relief to clients through internal relief programs and the SBA’s Paycheck Protection Program; Loans for higher risk business sectors are primarily real estate secured; Fortified balance sheet with strong capital, higher allowance for credit losses, reduced loan concentrations, and strong liquidity position will mitigate negative effects related to COVID-19 pandemic; and The Utah economy has consistently performed better than most states and the nation as a whole. Early trends indicate that Utah is recovering more quickly than most states and the nation as a whole. Confidential Page